ACQUISITION AGREEMENT (hereinafter called this "AGREEMENT"), dated as of November 18, 2003, between NICHOLAS INVESTMENT COMPANY, INC., a Nevada corporation ("NIVM"), and JAVELIN HOLDINGS, INC., a California corporation ("JAVELIN").

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    The respective Boards of Directors of each of NIVM and JAVELIN have determined that the acquisition of one hundred percent (100%) of JAVELIN by NIVM (the "Acquisition") upon the terms and subject to the conditions set forth in this Agreement is advisable and in the best interests of their corporations and have approved the Acquisition; and

    Concurrently with the execution and delivery of this Agreement and as a condition and inducement to NIVM's willingness to enter into this Agreement, the Board of Directors of NIVM and JAVELIN have executed and delivered Resolutions, dated as of November 15, 2003.

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

THE ACQUISITION; CLOSING; EFFECTIVE TIME

    1.1. THE ACQUISITION. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) NIVM shall acquire sole ownership (100%) in the common, voting stock of JAVELIN, which shall become a wholly-owned subsidiary of NIVM.

    1.2. CLOSING. The closing of the Acquisition (the "Closing") shall take place (i) at the offices of NIVM, 4443 Birdie Dr., Corona, California at 10:00 a.m. Pacific time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as NIVM and JAVELIN may agree in writing (the "CLOSING DATE").

    1.3. EFFECTIVE TIME. On the Closing Date, NIVM and JAVELIN shall cause the Stock Purchase Agreement to be executed, acknowledged, and filed with the appropriate authority in California.

ARTICLE II.

DIRECTORS AND OFFICERS

    2.1. DIRECTORS AND OFFICERS OF JAVELIN. The directors and officers of JAVELIN at the Effective Time shall, from and after the Effective Time, include at least a majority which has been appointed by NIVM.

ARTICLE III.

EFFECT OF THE ACQUISITION ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

    3.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Acquisition and without any action on the part of the holder of any capital stock of JAVELIN:

        (a) CONSIDERATION. NIVM shall purchase and JAVELIN shall sell a all of the issued and outstanding common stock of JAVELIN, representing one hundred-one percent (100%) of all securities outstanding, for the sum total consideration of $250,000 USD payable to Javelin, plus 200,000 shares of Nicholas common stock, to be restricted pursuant to Rule 144, and a working capital line of credit in the amount of $500,000 USD.

        (b) PAYMENT OF CONSIDERATION. It is agreed by all parties to this Agreement that the consideration referenced above in Section 3.1(a), shall be evidenced by a note payable to JAVELIN drawn by NIVM in the amount specified herein. Such note payable shall be executed as of the date hereof and shall be attached hereto as an Exhibit.

    3.2. PAYMENT OF SHARES.

    Promptly after the Effective Time, JAVELIN shall cause to be issued, for the benefit of NIVM, certificates representing the shares of JAVELIN Common Stock to be issued in the Acquisition.

    3.3. ADJUSTMENTS TO PREVENT DILUTION. In the event that JAVELIN changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or changes the number of issued and outstanding common stock prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, or other similar transaction, the Consideration shall be appropriately adjusted.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

    4.1. REPRESENTATIONS AND WARRANTIES OF JAVELIN. Except as set forth herein, JAVELIN hereby represents and warrants to NIVM:

        (a) ORGANIZATION, GOOD STANDING, AND QUALIFICATION.

            (i) JAVELIN is a corporation duly organized, validly existing, and in good standing under the laws of the California, and JAVELIN has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to have such corporate or similar power and authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to result in a JAVELIN Material Adverse Effect (as defined below). JAVELIN has made available to NIVM a complete and correct copy of JAVELIN's articles of incorporation and by-laws or comparable governing instruments, each as amended to date. JAVELIN's articles of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect.

            (ii) As used in this Agreement, the term (A) "JAVELIN MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business, or results of operations or financial prospects of JAVELIN.

        (b) JAVELIN CAPITALIZATION. The authorized capital stock of JAVELIN consists of 1,000,000 shares of JAVELIN Common Stock, of which [1,000,000] shares were validly issued and outstanding as of the close of business on November 18, 2003. All of the outstanding shares of JAVELIN Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. JAVELIN has no shares of JAVELIN Common Stock reserved for issuance. Each of the outstanding shares of capital stock or other securities of JAVELIN is free and clear of any lien, pledge, security interest, claim, third-party right, or other encumbrance ("LIENS"). As of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, or commitments to issue or sell any shares of capital stock or other securities of JAVELIN or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (as defined below) a right to subscribe for or acquire, any securities of JAVELIN or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued, or outstanding. JAVELIN does not have outstanding any bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or are exercisable for securities having the right to vote) with the stockholders of JAVELIN on any matter.

        (c) CORPORATE AUTHORITY; APPROVAL.

            (i) JAVELIN has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of JAVELIN enforceable against JAVELIN in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

            (ii) The Board of Directors of JAVELIN has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby. The affirmative vote of holders of JAVELIN Common Stock is not necessary to approve the sale of stock contemplated hereby.

            (iii) JAVELIN has taken all necessary action to permit it to issue the number of shares of JAVELIN Common Stock required to be issued pursuant to Article III. The JAVELIN Common Stock, when issued, will be validly issued, fully paid, and nonassessable, and no stockholder of JAVELIN will have any preemptive right of subscription or purchase in respect thereof.

        (d) GOVERNMENTAL FILINGS; CONSENTS AND APPROVALS; NO VIOLATIONS.

            (i) Other than those filings, notices, consents, registrations, approvals, permits and authorizations required to be made pursuant to Section 1.3 of this Agreement, no other notices, reports, or other filings are required to be made by JAVELIN, nor are there any Governmental Consents required to be obtained by JAVELIN from any governmental or regulatory authority, agency, commission, body, or other governmental or regulatory entity ("GOVERNMENTAL ENTITY") or any other individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature ("PERSON"), in connection with the execution and delivery of this Agreement by JAVELIN and the consummation by JAVELIN of the Merger and the other transactions contemplated hereby.

            (ii) The execution, delivery, and performance of this Agreement by JAVELIN does not constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of JAVELIN ,(B) a breach or violation of, or a default under, or the acceleration of, any obligations under, or the termination of, or the loss of a material benefit under, or the creation of a Lien on the assets of JAVELIN (with or without notice, lapse of time, or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement, license, or other obligation ("CONTRACTS") binding upon JAVELIN, or (assuming, as to consummation, that the filings and notices are made, and approvals are obtained, as referred to in Section 5.1(e)(i)) any applicable federal, state, local, or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, or permit of, or agreement or written understanding with, any Governmental Entity ("LAW") to which JAVELIN or any of its assets is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, termination, creation, or change that, individually or in the aggregate, is not reasonably likely to result in a JAVELIN Material Adverse Effect or prevent, materially delay, or materially impair the ability of JAVELIN to consummate the transactions contemplated by this Agreement.

        (e) JAVELIN FINANCIAL STATEMENTS.  The financial statements, including all related notes and schedules, provided to NIVM fairly present in all material respects, the financial position of JAVELIN as of its date and the results of operations, retained earnings and cash flows of JAVELIN for the respective years and periods indicated therein, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the years and periods involved, except as may be noted therein, except for normal year-end adjustments in those instances of interim financial statements that were not, or are not, expected to be, as the case may be, individually or in the aggregate, material in amount.

        (f) LITIGATION AND LIABILITIES. Except as disclosed or reserved for in the JAVELIN financial statements, there are no (i) civil, criminal, or administrative actions, suits, claims, hearings, investigations, or proceedings pending or, to the knowledge of the executive officers of JAVELIN, threatened against, or otherwise adversely affecting JAVELIN, (ii) obligations or liabilities of any nature, whether accrued, contingent, or otherwise and whether or not required to be disclosed, or (iii) facts or circumstances of which the executive officers of JAVELIN have knowledge that could result in any claims against, or obligations or liabilities of, or limitations on the conduct of the business by, or otherwise adversely affect, JAVELIN, except for any of the foregoing that are not, individually or in the aggregate, reasonably likely to result in a JAVELIN Material Adverse Effect or prevent, or materially burden or materially impair the ability of JAVELIN to consummate the transactions contemplated by this Agreement.

        (g) COMPLIANCE WITH LAWS; PERMITS. The business of JAVELIN has been, and is being, conducted in compliance with all Laws, except for any failure to comply that, individually, or in the aggregate, would not be reasonably likely to result in a JAVELIN Material Adverse Effect or prevent or materially burden or materially impair the ability of JAVELIN to consummate the transactions contemplated by this Agreement, and JAVELIN has not received any written notice or communication of any material failure to comply with any such Laws that has not been cured (as evidenced by a written notice to such effect, a copy of which has been provided to NIVM) as of the date hereof.

        (h) TAKEOVER STATUTES. No restrictive provision of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation or restrictive provision of any applicable anti-takeover provision in JAVELIN's articles of incorporation and by-laws is, or at the Effective Time will be, applicable to JAVELIN, NIVM, the Shares, any transaction contemplated by this Agreement.

        (i) TAXES. JAVELIN (i) has prepared in good faith and has timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed, and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all material Taxes (as defined below) that are required to be paid or that JAVELIN is obligated to withhold from amounts owing to any employee, creditor, or third party, except with respect to matters contested in good faith; and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are no pending or, to the knowledge of the executive officers of JAVELIN, threatened in writing, any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax matters.

        (j) GUARANTEES. JAVELIN is not a guarantor or otherwise liable, either directly or contingently, for any liability or obligation (including indebtedness) of any other entity or person.

        (k) MATERIAL CONTRACTS. JAVELIN has made available to NIVM true and complete copies of all the Material JAVELIN Contracts. The Material JAVELIN Contracts are in full force and effect and are enforceable against JAVELIN and, to the knowledge of the executive officers of JAVELIN, against the other parties thereto in accordance with their respective terms. JAVELIN, to the knowledge of the executive officers of JAVELIN, is not in breach of, or in default under, any such Material JAVELIN Contract. There is no pending or, to the knowledge of the executive officers of JAVELIN, threatened, cancellation of any Material JAVELIN Contract. JAVELIN is not a party to any Contract containing any provision limiting, in any material respect, the ability of JAVELIN or, assuming the consummation of the transactions contemplated by this Agreement, NIVM or any of its Subsidiaries, to (A) sell any products or services of, or to, any other Person, (B) engage in any line of business (including geographical limitations) or (C) compete with, or to obtain products or services from, any Person, or limiting the ability of any Person to provide products or services to JAVELIN.

        (l) ASSETS AND PROPERTIES. JAVELIN has good and valid title to all its respective properties and assets and has good title to all its leasehold interests, in each case subject to no Lien other than (i) those of current taxes not yet due and payable and (ii) those which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of JAVELIN and which have not arisen otherwise than in the ordinary course of business. All of the respective properties and assets of JAVELIN and its Subsidiaries are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of any known defects, except such defects that do not substantially interfere with the continued use thereof in the conduct or normal operations.

       (m) BROKERS AND FINDERS. JAVELIN nor any of its respective officers, directors, or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the transactions contemplated by this Agreement.

        (n) TRUE DISCLOSURE. Neither this Agreement with the Exhibits and thereto, nor any other agreement, document, certificate, or information furnished to NIVM or its counsel by or on behalf of JAVELIN in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

    4.2. REPRESENTATIONS AND WARRANTIES OF NIVM. Except as set forth in the corresponding sections or subsections (or by appropriate cross-reference) of the disclosure letter delivered to JAVELIN by NIVM prior to entering into this Agreement (the "NIVM DISCLOSURE LETTER") and as expressly limited by Section 5.2(x) hereof, NIVM hereby represents and warrants to JAVELIN that:

        (a) ORGANIZATION, GOOD STANDING, AND QUALIFICATION. NIVM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and each of its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of organization. NIVM and each of its Subsidiaries have all requisite corporate or similar power and authority to own and operate their properties and assets and to carry on their business as presently conducted and are qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or operation of their properties or conduct of their business requires such qualification, except where the failure to have such corporate power or authority or to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have an NIVM Material Adverse Effect (as defined below). NIVM has made available to JAVELIN a complete and correct copy of NIVM's and each of its Subsidiaries' articles of incorporation and by-laws or comparable governing instruments, each as amended to date. NIVM's and its Subsidiaries' articles of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect. As used in this Agreement, the term "NIVM MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business, or results of operations of NIVM and its Subsidiaries taken as a whole.

        (b) CORPORATE AUTHORITY; APPROVAL.

            (i) NIVM has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of NIVM, enforceable against NIVM in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (ii) The Board of Directors of NIVM has unanimously approved this Agreement and has resolved to recommend to stockholders that they vote in favor of approving and authorizing this Agreement, if necessary.

            (iii) The affirmative vote of the holders of a majority of all of the outstanding Shares is not considered necessary to approve and adopt this Agreement.

        (c) BROKERS AND FINDERS. Neither NIVM nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the Acquisition or the other transactions contemplated by this Agreement.

        (d) OWNERSHIP OF JAVELIN COMMON STOCK. As of the date hereof, neither NIVM nor any of its Subsidiaries owns any shares of JAVELIN Common Stock or other securities convertible into shares of JAVELIN Common Stock.

        (e) DISCLOSURE. Neither this Agreement, with the Exhibits thereto, nor any other agreement, document, certificate, or information furnished to JAVELIN or its counsel by, or on behalf of, NIVM in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

ARTICLE V.

COVENANTS

    5.1. STOCKHOLDERS MEETINGS. Each of JAVELIN and NIVM will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws, and regulations, as the case may be, to convene a meeting of its stockholders, if necessary, as promptly as practicable to consider and vote upon, in the case of NIVM, the approval and authorization of this Agreement and the Acquisition, and in the case of JAVELIN, the issuance of the Consideration, in accordance with the terms of this Agreement. Except to the extent the Boards of Directors of JAVELIN and NIVM determine in good faith, based upon advice of outside legal counsel experienced in such matters, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable Law, the Board of Directors of each of JAVELIN and NIVM shall recommend such approval, shall not withdraw or modify such recommendation, and shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Prospectus/Proxy Statement. Each of JAVELIN and NIVM shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

    5.2. FILINGS; OTHER ACTIONS; NOTIFICATION.

        (a) Each of JAVELIN and NIVM shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper, or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing, as promptly as practicable, all documentation to effect all necessary notices, reports, and other filings and to obtain, as promptly as practicable, all consents, waivers, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, NIVM and JAVELIN shall have the right to review in advance, and to the extent practicable, each will consult the other on, all the information relating to JAVELIN or NIVM, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of JAVELIN and NIVM shall act reasonably and as promptly as practicable.

        (b) JAVELIN and NIVM each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by NIVM or JAVELIN, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. JAVELIN and NIVM each shall give prompt notice to the other of any change that is reasonably likely to result in a JAVELIN Material Adverse Effect or an NIVM Material Adverse Effect, respectively.

    5.3. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable Law, each party shall (and shall cause its Subsidiaries to) afford to the other party's representatives, access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, and records, and during such period, each party shall (and shall cause its Subsidiaries to) furnish promptly to the other party all information concerning its business, properties, and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by either party, and PROVIDED, FURTHER, that the foregoing shall not require a party to permit any inspection, or to disclose any information, that in the reasonable judgment of such party would result in a violation of applicable Law or would result in the disclosure of any trade secrets of third parties or violate any of such party's obligations with respect to confidentiality, if such party shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the party to whom the request is made or to such Person as may be designated by the officers of the party to whom the request is made.

    5.4. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

    5.5. DIRECTORS. JAVELIN shall take all necessary actions such that at the Effective Time, the members of the Board of Directors of JAVELIN shall be as follows:

(a) Shane H. Traveller
Steven R. Peacock
Chris Bickel

ARTICLE VI.

CONDITIONS

    6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION. The respective obligation of each party to effect the transaction contemplated by this Agreement is subject to the satisfaction or waiver at, or prior to, the Effective Time of each of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of JAVELIN and the Consideration shall have been approved by the requisite vote of the stockholders of JAVELIN, in each case in accordance with applicable Law, each of JAVELIN's and NIVM's articles of incorporation and by-laws.

        (b) REGULATORY CONSENTS. Other than the filing provided for in Section 1.3, all notices, reports, and other filings required to be made prior to the Effective Time by JAVELIN or NIVM or any of their respective Subsidiaries with, and all Governmental Consents required to be obtained prior to the Effective Time by JAVELIN or NIVM or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by JAVELIN and NIVM shall have been made or obtained (as the case may be).

        (c) LEGALITY. No order, decree, or injunction shall have been entered or issued by any Governmental Entity that is in effect and has the effect of making the transaction illegal or otherwise prohibiting consummation of the transactions. Each party agrees that, in the event that any such order, decree, or injunction shall be entered or issued, it shall use its reasonable best efforts to cause any such order, decree, or injunction to be lifted or vacated.

        (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, or otherwise prohibits consummation of this Agreement (collectively, an "ORDER"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

        (e) CONDITIONS TO OBLIGATIONS OF NIVM. The obligations of NIVM to effect the Merger are also subject to the satisfaction or waiver by NIVM at, or prior to, the Effective Time of the following conditions:

        (f) REPRESENTATIONS AND WARRANTIES. The representations and warranties of JAVELIN set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date).

        (g) PERFORMANCE OF OBLIGATIONS OF JAVELIN. JAVELIN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NIVM shall have received a certificate signed on behalf of JAVELIN by an executive officer of JAVELIN to such effect.

    6.2. CONDITIONS TO OBLIGATION OF JAVELIN. The obligation of JAVELIN to effect the transaction is also subject to the satisfaction or waiver by JAVELIN at, or prior to, the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of NIVM set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on, and as of, the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date).

        (b) PERFORMANCE OF OBLIGATIONS OF NIVM. NIVM shall have performed in all material respects all obligations required to be performed by it under this Agreement at, or prior to, the Closing Date, and JAVELIN shall have received a certificate signed on behalf of NIVM by an executive officer of NIVM to such effect.

ARTICLE VII.

TERMINATION

    7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of JAVELIN and NIVM, by mutual written consent of the JAVELIN and NIVM by action of their respective Boards of Directors.

    7.2. EFFECT OF TERMINATION AND ABANDONMENT.

        (a) In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

ARTICLE VIII.

MISCELLANEOUS AND GENERAL

    8.1. MODIFICATION OR AMENDMENT. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

    8.2. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

    8.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    8.4. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

        (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED, AND GOVERNED BY, AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect to the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in, or by, such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

    8.5. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

IF TO NIVM

Nicholas Investment Company, Inc.
4443 Birdie Dr.
Corona, CA 92883
Attn: Steven R. Peacock
Fax: (909)736-8869

IF TO JAVELIN

Javelin Holdings, Inc.
4443 Birdie Dr.
Corona, CA 92883
Attn: Shane H. Traveller
Fax: (909)736-8869

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

    8.6. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits and Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

    8.7. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner adverse in any material respect to any party, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    8.8. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

NICHOLAS INVESTMENT COMPANY, INC. By: /s/ Steven A. Peacock Steven A. Peacock, President and Chief Executive Officer

JAVELIN HOLDINGS, INC. By: /s/ Shane H. Traveller Shane H. Traveller, President and Chief Executive Officer

Exhibit 1

STRAIGHT NOTE

$250,000	November 18, 2003 Corona, California

FOR VALUE, the receipt and sufficiency of which are hereby acknowledged, NICHOLAS INVESTMENT COMPANY, INC., a Nevada publicly traded company referred to as "NIVM" ("Borrower"), promises to pay to JAVELIN HOLDINGS, INC. ("Javelin"), or order, at Corona, California, or as otherwise instructed, the principal sum of $250,000.00 in lawful tender of the United States, together with simple interest thereon at an annual interest rate of ten percent (10%), on or before the earlier of (i) ninety (90) days from the date hereinabove; or (ii) sixty (60) days from the effective approval date of stock registration filed by NIVM, whichever is first to occur.

In the event that the rate of interest together with any other consideration to be paid shall be deemed uncollectable or unenforceable for any reason, then the rate of interest and all other consideration shall be the highest allowed by law in the State of California, but not to exceed that which is stated in this Note.

Default. Any one or more of the following events shall constitute a Default under the terms of this Note:

1) NIVM fails to make timely payment when due.
2) NIVM becomes insolvent, or a receiver is appointed for any part or all of NIVM's property, or NIVM makes an assignment for the benefit of creditors, or any proceeding is brought either by NIVM or against NIVM under any Bankruptcy or insolvency laws.

    In the event of any default as described herein, Javelin, without further protest, presentment or Notice, may declare all sums due and payable, together with any interest then due. If NIVM is unable to pay in full under the provisions hereunder within ten (10) business days after written notice of default is provided to NIVM, Javelin shall have the right to demand the return of all consideration paid by Javelin to NIVM; namely, all common stock of Javelin held by NIVM.

Waiver. Forbearance of any payment due or modification of any term of this Note by Lender in any manner shall not be deemed nor construed as a waiver of any other rights in favor of Lender under the terms of this Note.

Legal. This Note shall be construed in accordance with the laws of the State of California, which shall be the choice of jurisdiction and venue for purposes of enforcement of this Note. If any action is brought to enforce any provision or collect on this Note, the prevailing party shall be entitled to reimbursement for all reasonable attorney's fees and costs, in addition to any other relief to which that party may be entitled.

Nicholas Investment Company, Inc. By /s/ Steven R. Peacock Steven R. Peacock President & Chief Executive Officer